UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 17, 2014

FULL CIRCLE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00809	27-2411476
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

800 Westchester Ave., Suite S-620

Rye Brook, NY 10573

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (914) 220-6300

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Annual Meeting of Shareholders

Full Circle Capital Corporation (the “Company”) held its Annual Meeting of Shareholders on January 17, 2014 and submitted two matters to the vote of the shareholders. A summary of the matters voted upon by shareholders is set forth below.

1. Shareholders elected two nominees for director to serve for three-year terms to expire at the 2017 Annual Meeting of Shareholders and elected one nominee for director to serve for a two-year term to expire at the 2016 Annual Meeting of Shareholders based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Mark C. Biderman (three-year term)	1,497,253	166,437	4,481,084
Thomas A. Ortwein, Jr. (three-year term)	1,496,540	167,150	4,481,084
Gregg J. Felton (two-year term)	1,493,373	170,317	4,481,084

2. Shareholders ratified the appointment of Rothstein, Kass & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014 based on the following votes:

Votes For	Votes Against	Abstentions
6,003,733	85,735	55,306

Special Meeting of Shareholders

The Company also held a Special Meeting of Shareholders on January 17, 2014 and submitted one matter to the vote of the shareholders. A summary of the matter voted upon by shareholders is set forth below.

1.   Shareholders approved the authorization of the Company, with the approval of its Board of Directors, to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings on the following votes:

	Votes For	Votes Against	Abstentions
With Affiliates	2,875,766	874,580	90,153
Without Affiliates	2,862,258	874,580	84,133

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2014	FULL CIRCLE CAPITAL CORPORATION

	By:	/s/ John E. Stuart
John E. Stuart Co-Chief Executive Officer